UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2014

DIGITAL ALLY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33899	20-0064269
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9705 Loiret Blvd., Lenexa, KS 66219

(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

(a) On June 13, 2014, Utility Associates, Inc. filed suit in the United States District Court for the Northern District of Georgia against Digital Ally, Inc. (the “Company”) alleging infringement of U.S. Patent No. 6,831,556 (“the ‘556 patent”). The suit was served on the Company on June 20, 2014. The Company already had filed a lawsuit against Utility in the United States District Court for the District of Kansas seeking a declaratory judgment of non-infringement on this same patent. Because the Company was the first to file a lawsuit involving the ‘556 patent, it believes this suit should be dismissed and transferred to Kansas. As alleged in its first filed lawsuit, the Company believes the ‘556 patent is both invalid and not infringed. Further, proceedings seeking to invalidate the ‘556 patent already have begun at the United State Patent and Trademark Office where the Company filed a request for inter partes review of the ‘556 patent. The Company believes that this suit is without merit and will vigorously defend the claims asserted against it.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2014

Digital Ally, Inc.

By:	/s/ Stanton E. ROSS
Name:	Stanton E. Ross
Title:	President and Chief Executive Officer